EXHIBIT 21.1
Significant Subsidiaries of the Registrant
The following are significant subsidiaries of The Goldman Sachs Group, Inc. as of November 30, 2007 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case The Goldman Sachs Group, Inc. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a “significant subsidiary” as that term is defined in Rule 1-02(w) of Regulation S-X under the Securities Exchange Act of 1934.

State or Jurisdiction
Name	of Entity
The Goldman Sachs Group, Inc.	Delaware
Goldman, Sachs & Co.	New York
Goldman Sachs (Asia) Finance Holdings L.L.C.	Delaware
Goldman Sachs (Asia) Finance	Mauritius
GS Power Holdings LLC	Delaware
Goldman Sachs (UK) L.L.C.	Delaware
Goldman Sachs Group Holdings (U.K.)	United Kingdom
Scadbury UK Limited	United Kingdom
Scadbury Funding Limited	Cayman Islands
Scadbury II Assets Limited	Cayman Islands
Killingholme Generation Limited	United Kingdom
Killingholme Power Limited	United Kingdom
GS Killingholme Cayman Investments Ltd.	Cayman Islands
GS Killingholme Cayman Investments II Ltd	Cayman Islands
Goldman Sachs International Bank	United Kingdom
Goldman Sachs Holdings (U.K.)	United Kingdom
Goldman Sachs International	United Kingdom
Goldman Sachs Asset Management International	United Kingdom
Forres LLC	Delaware
Forres Investments Limited	Cayman Islands
Shire UK Limited	United Kingdom
GS Funding Management Limited (1)	Cayman Islands
Goldman Sachs Mortgage Company	New York
GS Financial Services L.P. (Del)	Delaware
Chiltern Trust	Isle of Jersey
Laffitte Participation 10 (1)	France
Laffitte Participation 12	France
GS Longport Investment Corporation	Delaware
GS Oceanside Investments LLC	Delaware
Goldman Sachs Capital Markets, L.P.	Delaware
William Street Equity LLC	Delaware
William Street Funding Corporation	Delaware
GS Capital Funding, Inc.	Delaware
GS Capital Funding (UK) II Limited	United Kingdom
GS Capital Funding (Cayman) Limited	Cayman Islands
Goldman Sachs Investments (Mauritius) I Limited	Mauritius
GS Asian Venture (Delaware) L.L.C.	Delaware

State or Jurisdiction
Name	of Entity
Hull Trading Asia Limited	Hong Kong
Goldman Sachs LLC	Mauritius
Tiger Strategic Investments LTD	Mauritius
MLT Investments LTD.	Mauritius
Euston Enterprises Limited	Hong Kong
Goldman Sachs Strategic Investments (Delaware) L.L.C.	Delaware
Goldman Sachs Strategic Investments (Asia) L.L.C.	Delaware
JLQ LLC	Cayman Islands
Normandy Funding Corp.	Delaware
GS Capital Opportunities LLC	Delaware
Restamove Ireland Limited	Ireland
Goldman Sachs (Japan) Ltd.	British Virgin Islands
Goldman Sachs Japan Co., Ltd.	Japan
Goldman Sachs Japan Holdings, Ltd.	Japan
J. Aron Holdings, L.P.	Delaware
J. Aron & Company	New York
Goldman Sachs (Asia) Securities Limited	Hong Kong
Goldman Sachs Asset Management, L.P.	Delaware
Goldman Sachs Asset Management Co., LTD.	Japan
Goldman Sachs Hedge Fund Strategies LLC	Delaware
GSEM (DEL) Inc.	Delaware
GSEM (DEL) Holdings, L.P.	Delaware
GSEM Bermuda Holdings, L.P.	Bermuda
GSEM (DEL) LLC	Delaware
GS Equity Markets, L.P.	Bermuda
Goldman Sachs (Cayman) Holding Company	Cayman Islands
Goldman Sachs (Asia) L.L.C.	Delaware
Goldman, Sachs & Co. oHG	Germany
MLQ Investors, L.P.	Delaware
Linden Wood, LTD.	Cayman Islands
Linden Wood TK(1)	Japan
Minato Debt Collection K.K.	Japan
Goldman Sachs Realty Japan Ltd.	Japan
Mars Equity Co., LTD.	Japan
GSCP (DEL) Inc.	Delaware
Goldman Sachs Credit Partners L.P.	Bermuda
Goldman Sachs Financial Markets, L.P.	Delaware
MTGLQ Investors, L.P.	Delaware
ELQ Investors, Ltd	United Kingdom
GS European Opportunities Investment Fund B.V. (1)	Netherlands
GS European Strategic Investment Group B.V.	Netherlands
Matterhorn Acquisitions Ltd.	United Kingdom
NEG (TPL) Limited	United Kingdom
SSIG SPF ONE LQ, LLC	Delaware
DAC Holdings I, L.L.C.	Delaware
GS Mehetia LLC	Delaware
Mehetia Holdings Inc.	Delaware
Goldman Sachs Specialty Lending Holdings, Inc. II	Delaware
Goldman Sachs Specialty Lending CLO-I, LTD.	Cayman Islands

State or Jurisdiction
Name	of Entity
Goldman Sachs Bank USA Holdings LLC	Delaware
Goldman Sachs Bank USA	Utah
Commonwealth Annuity And Life Insurance Company	Massachusetts
GSSM Holding II LLC	Delaware
GSSM Holding II Corp.	Delaware
GSTM LLC	Delaware
SLK LLC	New York
Goldman Sachs Execution & Clearing, L.P.	New York
GS Financial Services II, LLC	Delaware
GS Funding Europe Limited	United Kingdom
Amagansett Funding Limited	Cayman Islands
Amagansett II Assets Limited	Cayman Islands
GS European Funding I LTD.	Cayman Islands
GS Funding Europe II Ltd.	Cayman Islands

(1)	These entities are partially owned by third-party investors.